UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 23, 2011
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	980363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda
Bermuda (Address of principal executive offices)	N/A (Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously disclosed, on August 16, 2011, Nabors Industries, Inc. (“Nabors”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”), and the Company entered into a purchase agreement under which Nabors agreed to sell $700 million aggregate principal amount of its 4.625% Senior Notes due 2021 (the “Notes”) to Citigroup Global Markets Inc., Mizuho Securities USA Inc., UBS Securities LLC, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and PNC Capital Markets LLC (collectively, the “Initial Purchasers”). The Notes are fully and unconditionally guaranteed by the Company. The closing of the sale of the Notes occurred on August 23, 2011. Nabors received net proceeds, before expenses and expense reimbursement, of approximately $694 million. Nabors sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Initial Purchasers then sold the Notes to (i) qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A and (ii) pursuant to Regulation S under the Securities Act. Nabors relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement.
     The Notes are governed by an indenture, dated as of August 23, 2011 (the “Indenture”), among Nabors, as issuer, the Company, as guarantor, Wilmington Trust, National Association as trustee and Citibank, N.A. as securities administrator. A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.
     The Notes will bear interest at a rate of 4.625% per year payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on March 15, 2012. The Notes will mature on September 15, 2021.
     The Indenture includes covenants customary for transactions of this type that, subject to significant exceptions, limit the ability of the Company and its subsidiaries to, among other things, incur certain liens or enter into sale and leaseback transactions. In the event of a Change of Control Triggering Event (as defined in the Indenture), the holders of the Notes may require Nabors to purchase all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any. The Notes are redeemable in whole or in part at any time at the option of Nabors at a redemption price, plus accrued and unpaid interest, as specified in the Indenture.
     The Notes will rank equal in right of payment to all of Nabors’ other existing and future senior unsubordinated indebtedness. The Notes will rank senior in right of payment to all of Nabors’ existing and future senior subordinated and subordinated indebtedness. The Company’s guarantee of the Notes will be unsecured and will rank equal in right of payment to all of the Company’s unsecured and unsubordinated indebtedness from time to time outstanding.
     In connection with the issuance of the Notes, on August 23, 2011, Nabors, the Company and Citibank Global Markets Inc., as representative of the Initial Purchasers, entered into a registration rights agreement (the “Registration Rights Agreement”) requiring Nabors and the Company to file a registration statement with the Securities and Exchange Commission to register an offer to exchange the Notes for registered notes with substantially identical terms (other than restrictions on transfer and provisions for additional interest) by February 20, 2012. A copy of the Registration Rights Agreement is included in this Form 8-K as Exhibit 4.2 and incorporated herein by reference. The summary description of the Registration Rights Agreement in this report is qualified in its entirety by reference to Exhibit 4.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.
     The information contained in Item 1.01 above regarding the issuance of the Notes is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Document Description
4.1
Indenture related to the 4.625% Senior Notes due 2021, dated as of August 23, 2011, among Nabors Industries, Inc., Nabors Industries Ltd., Wilmington Trust, National Association, as trustee and Citibank, N.A. as securities administrator (including form of 4.625% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of August 23, 2011, among Nabors Industries, Inc., Nabors Industries Ltd., and Citigroup Global Markets Inc. as representative of the Initial Purchasers.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 24, 2011	NABORS INDUSTRIES LTD.

/s/ Mark D. Andrews Mark D. Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description
4.1
Indenture related to the 4.625% Senior Notes due 2021, dated as of August 23, 2011, among Nabors Industries, Inc., Nabors Industries Ltd., Wilmington Trust, National Association, as trustee and Citibank, N.A. as securities administrator (including form of 4.625% Senior Note due 2021).

4.2	Registration Rights Agreement, dated as of August 23, 2011, among Nabors Industries, Inc., Nabors Industries Ltd., and Citigroup Global Markets Inc. as representative of the Initial Purchasers.

5